UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2004

LASALLE HOTEL PROPERTIES

(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane

Suite M25

Bethesda, Maryland 20814

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 941-1500

Not Applicable

(Former name or former address, if changed since last report)

This Form 8-K/A is being filed to report additional financial information regarding the acquisition of the Indianapolis Marriott Downtown in Indianapolis, IN which was reported in the Form 8-K, filed February 10, 2004, which this form amends.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On February 10, 2004, LaSalle Hotel Properties (the “Company”) acquired the Indianapolis Marriott Downtown, a 615-room, full-service AAA four-diamond convention hotel located at 350 W. Maryland Street Indianapolis, IN 46225, for $106.0 million before expenses and prorations. The source of the funding for the acquisition was the Company’s senior unsecured credit facility. The property will be managed by White Lodging Services Corporation.

This Report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations are generally identifiable by use of the words “believe,” “expected,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to the risk factors discussed in the Company’s 2002 Annual Report on Form 10-K and subsequent SEC reports and filings. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements

The balance sheets of Convention Hotel Partners, LLC as of December 31, 2003 and 2002, and the related statements of operations and members’ equity (deficit) and cash flows for the years ended December 31, 2003, 2002 and 2001 are set forth in this Report.

CONVENTION HOTEL PARTNERS, LLC

Merrillville, Indiana

FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

REPORT OF INDEPENDENT AUDITORS

Members

Convention Hotel Partners, LLC

Merrillville, Indiana

We have audited the accompanying balance sheets of Convention Hotel Partners, LLC as of December 31, 2003 and 2002, and the related statements of operations and members’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Convention Hotel Partners, LLC as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois

January 22, 2004

CONVENTION HOTEL PARTNERS, LLC

BALANCE SHEETS

December 31, 2003 and 2002

	2003	2002
ASSETS
Current assets
Cash and cash equivalents	$1,261,339	$12,819,410
Accounts receivable, net of allowance for doubtful accounts of $9,963 and $0 in 2003 and 2002, respectively	1,848,357	1,089,099
Inventories	233,401	219,666
Prepaid insurance	75,158	4,038

Total current assets	3,418,255	14,132,213

Property and equipment, net (Note 3)	46,861,408	51,465,545

Other assets
Franchise fees, net	140,883	157,874
Deferred loan costs, net	156,108	79,786
Deposits	9,911	8,911
Restricted cash (Note 4)	2,185,429	958,950

	2,492,331	1,205,521

	$52,771,994	$66,803,279

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities
Current portion of long-term debt (Note 6)	$917,400	$840,950
Accounts payable	662,895	514,644
Due to affiliated company (Note 5)	107,894	332,600
Accrued payroll and payroll taxes	859,999	1,018,364
Other accrued expenses (Note 8)	1,584,032	1,269,288

Total current liabilities	4,132,220	3,975,846

Long-term debt (Note 6)	53,165,200	52,722,946
Commitments (Note 9)
Members’ equity (deficit)	(4,525,426)	10,104,487

	$52,771,994	$66,803,279

See accompanying notes to financial statements.

CONVENTION HOTEL PARTNERS, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY (DEFICIT)

Years ended December 31, 2003, 2002, and 2001

	2003	2002	2001
Revenue
Rooms	$22,935,408	$23,108,049	$17,815,122
Food and beverage	14,351,523	12,694,219	7,878,573
Telephone	505,938	618,356	598,079
Vending, rent, and other	1,808,904	1,603,523	2,794,285

Total revenue	39,601,773	38,024,147	29,086,059
Expenses
Rooms	5,023,019	5,147,103	4,331,966
Food and beverage	9,970,907	9,464,483	8,051,562
Telephone	479,498	534,741	442,624
Vending, rent, and other	984,388	849,048	616,585
Administrative and general	2,884,010	2,945,317	2,200,537
Sales and promotion	2,960,687	3,256,511	2,079,937
Franchise fees	1,362,768	1,144,453	873,900
Utilities	1,289,669	1,321,277	1,194,596
Repairs and maintenance	1,381,210	1,386,406	1,124,747
Property tax	1,314,235	805,511	200,002
Property insurance	110,823	94,636	68,184
Pre-opening costs	—	—	4,425,894
Management fees	1,387,980	1,305,174	872,582
Depreciation and amortization	5,137,049	5,106,965	2,603,850
Interest expense	1,896,619	2,185,344	2,638,312
Other	48,824	33,863	(41,709)

Total expenses	36,231,686	35,580,832	31,683,509

Net income (loss)	3,370,087	2,443,315	(2,597,510)

Members’ equity at beginning of year	10,104,487	7,661,172	10,258,682
Distributions to members	(18,000,000)	—	—

Members’ equity (deficit) at end of year	$(4,525,426)	$10,104,487	$7,661,172

See accompanying notes to financial statements.

CONVENTION HOTEL PARTNERS, LLC

STATEMENTS OF CASH FLOWS

Years ended December 31, 2003, 2002, and 2001

	2003	2002	2001
Cash flows from operating activities
Net income (loss)	$3,370,087	$2,443,315	$(2,597,510)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	5,137,049	5,106,965	2,603,850
(Increase) decrease in assets
Accounts receivable	(759,258)	746,071	(1,835,170)
Inventories	(13,735)	(82,091)	(137,576)
Prepaid insurance	(71,120)	26,202	(30,240)
Increase (decrease) in liabilities
Accounts payable	148,251	(480,134)	(1,023,671)
Construction costs payable	—	—	647,372
Due to affiliated company	(224,706)	248,482	84,118
Accrued payroll and payroll taxes	(158,365)	164,719	853,645
Other accrued expenses	314,744	(297,488)	899,592

Net cash provided by (used in) operating activities	7,742,947	7,876,041	(535,590)
Cash flows from investing activities
Franchise fees	—	(15,000)	(10,000)
Restricted cash	(1,226,479)	(687,457)	(271,493)
Capital expenditures for property and equipment	(376,379)	(332,067)	(19,979,883)
Deposits	(1,000)	4,092	(13,003)

Net cash used in investing activities	(1,603,858)	(1,030,432)	(20,274,379)
Cash flows from financing activities
Deferred loan costs	(215,864)	(4,700)	(4,199)
Distributions to members	(18,000,000)	—	—
Proceeds from term debt	55,000,000	—	—
Proceeds from construction debt	—	—	26,757,340
Principal payments on debt	(54,481,296)	—	—

Net cash provided by (used in) financing activities	(17,697,160)	(4,700)	26,753,141

Net change in cash and cash equivalents	(11,558,071)	6,840,909	5,943,172
Cash and cash equivalents at beginning of year	12,819,410	5,978,501	35,329

Cash and cash equivalents at end of year	$1,261,339	$12,819,410	$5,978,501

Supplemental disclosure of cash flow information
Cash paid during the year for interest, net of interest capitalized in 2001	$2,064,917	$2,017,046	$2,638,312

See accompanying notes to financial statements.

CONVENTION HOTEL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: Convention Hotel Partners, LLC (the Company) developed, owns, and operates the Marriott Indianapolis Convention Hotel. The hotel opened for operations on February 26, 2001.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Members’ Equity: Profits and losses are allocated and distributed to the Class A, B, and C members on the basis of capital accounts, as defined. The Class A and B members may receive a preferred return percentage (the rate) of the members’ capital account out of available cash, as defined. The rate was adjusted on the third anniversary date of the operating agreement, June 23, 2002, and will be adjusted every three years thereafter. The rate was 4.9% through June 22, 2002 and is currently 2.91%.

Any remaining available cash, as defined, will be distributed to all members in accordance with their respective percentage interests, as defined.

Inventories: Inventories consist of food and beverages and are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment: Property and equipment are carried at cost less accumulated depreciation. Depreciation is provided on the property and equipment over their estimated useful lives. The Company computes depreciation on the straight-line method. The Company is depreciating buildings and improvements over 39 years and furniture, fixtures and equipment over periods of 5 to 7 years. Routine repairs and maintenance are charged to expense when incurred.

Franchise Fees: Franchise fees are carried at cost less accumulated amortization and are being amortized over the term of the related franchise agreements on a straight-line basis. At December 31, 2003 and 2002, accumulated amortization was $27,869 and $20,876, respectively.

Deferred Loan Costs: Costs incurred to obtain debt financing are amortized over the term of the loan. At December 31, 2003 and 2002, accumulated amortization was $64,456 and $312,454, respectively. Included in amortization expense for 2003 is $75,086 of deferred loan costs written-off as a result of the debt conversion (Note 6).

Long-term Assets: These assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

Pre-Opening Costs: Pre-opening costs consist of wages and other period expenses incurred prior to the opening of the hotel.

(Continued)

CONVENTION HOTEL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

(Continued)

Capitalized Interest: The Company capitalizes interest as a component of the cost of property constructed for its own use. In 2001, the Company capitalized interest of $653,079 relating to construction of the hotel.

Cash and Cash Equivalents: Cash and cash equivalents includes deposits in financial institutions and certificates of deposit with maturities of 90 days or less when acquired.

Revenue Recognition: The Company recognizes hotel operating revenue by the accrual basis.

Accounts Receivable: The Company accounts for trade receivables based on the amounts billed to customers. The Company does not accrue interest on any of its trade receivables.

Allowance for Doubtful Accounts: The allowance for doubtful accounts is determined by management based on the Company’s historical losses, specific customer circumstances, and general economic conditions. Periodically, management reviews accounts receivable and records an allowance for specific customers based on current circumstances and charges off the receivable against the allowance when all attempts to collect the receivable have failed.

NOTE 2 – INCOME TAXES

Under Section 7701A.2 of the Internal Revenue Code and a similar section of the state income tax law, this limited liability company will be treated as a partnership for income tax purposes. A partnership is not subject to income taxes. Each member reports their distributive share of the Company’s profit or loss on their individual income tax return.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation at December 31, 2003 and 2002 consisted of the following:

	2003	2002
Land improvements	$693,060	$693,060
Building and building improvements	38,563,463	38,496,403
Furniture, fixtures, and equipment	19,962,885	19,653,566

	59,219,408	58,843,029
Accumulated depreciation	(12,358,000)	(7,377,484)

	$46,861,408	$51,465,545

Depreciation expense for the years ended December 31, 2003, 2002 and 2001 was $4,980,516, $4,925,929 and $2,451,555 respectively.

(Continued)

CONVENTION HOTEL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

NOTE 4 – FRANCHISE AGREEMENT

Franchise fees are computed in accordance with the terms of the franchise agreement dated October 20, 1999 between Convention Hotel Partners, LLC and Marriott International, Inc. The agreement is for a 20-year period from the opening date of the hotel. Franchise fees are computed at 4% (with an escalation to 5% after two years and 6% after four years) of the gross room revenue and 2% (with an escalation to 3% after three years) of the gross food and beverage sales, as defined in the agreement. In 2003, the franchise agreement was amended to include a .5% reduction in franchise fees on gross food and beverage sales for 2003 and thereafter. Additionally, the agreement requires marketing fees to be paid based upon 1% of the gross room revenue as defined. Franchise fee expense during the years ended December 31, 2003, 2002, and 2001 was $1,362,768, $1,144,453, and $873,900, respectively, and marketing fee expense was $231,351, $233,792, and $179,151, respectively.

The franchise agreement also provides for a funded reserve for the renovation or replacement of furniture, fixtures, and equipment. The amount transferred to the reserve is 1% of gross revenue in year one, 2% in year two, 3% in years three through five, 4% in years six through ten, and 5% thereafter. Funds will be transferred out of the reserve as renovation or replacements are undertaken. At December 31, 2003 and 2002, the balance in the reserve account was $2,185,429 and $958,950, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has a management agreement with White Lodging Services Corp., an entity related through common ownership. The agreement has an initial term of 20 years commencing February 26, 2001, with two successive renewal option periods of ten years each. The agreement provides for base and incentive management fees. Base management fees are calculated at 3% of gross revenues, as defined, and incentive management fees are based upon achieving certain performance levels, as defined. Base management fees for 2003, 2002, and 2001 were $1,188,052, $1,140,724, and $872,582, respectively. Incentive management fees incurred in 2003, 2002, and 2001 were $199,928, $164,450, and $0, respectively.

Due to affiliated company at December 31, 2003 and 2002 represents the balance arising from intercompany transactions with White Lodging Services Corp.

The Company reimburses an affiliated company for 401(k) contributions made on behalf of employees working for the Company. During 2003, 2002, and 2001, the Company made contributions of $80,283, $66,696, and $18,811, respectively.

Included in capitalized costs is $2,300,000 in development fees to White Lodging Services Corp., Kite Capital, LLC, and REI Investments, Inc. (All of these entities are related to the Company through common ownership.)

(Continued)

CONVENTION HOTEL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

NOTE 6 – LONG-TERM DEBT

The Company had the following long-term debt obligations at December 31, 2003 and 2002:

	2003	2002
Construction loan dated June 23, 2000. Interest-only at the 30-day LIBOR plus 2.75% until June 1, 2003, at which time the loan could be converted to a three-year term loan requiring principal and interest payments based on the same interest rate	$—	$15,000,000
Construction loan dated June 23, 2000; total commitment of $40,000,000; $38,563,896 drawn through December 31, 2002. Interest-only at the 30-day LIBOR plus 2.4% during construction; 30-day LIBOR plus 2.2% upon completion of certain conditions such as completion of the construction; and LIBOR plus 2.0% upon achievement of certain financial debt covenants	—	38,563,896
Both construction loans were converted on January 2, 2003 into a term loan with an original amount of $55,000,000 with interest at the 30-day LIBOR plus 2.2% (3.32% at December 31, 2003). Principal payments of $76,450 plus interest are due monthly until maturity on June 1, 2006. The loan is collateralized by virtually all assets of the Company and is partially guaranteed by members or their affiliated entities	54,082,600	—

	54,082,600	53,563,896
Current portion	(917,400)	(840,950)

	$53,165,200	$52,722,946

Long-term debt maturities for the years subsequent to December 31, 2003 are as follows:

2004	$917,400
2005	917,400
2006	52,247,800

$54,082,600

(Continued)

CONVENTION HOTEL PARTNERS, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2003, 2002, and 2001

NOTE 7 – CONCENTRATION OF CASH

At December 31, 2003, the Company had deposits in two financial institutions in the amount of $2,715,171. This amount exceeds the amount insured by the Federal Deposit Insurance Corporation by $2,515,171.

NOTE 8 – OTHER ACCRUED EXPENSES

Other accrued expenses consisted of the following at December 31:

	2003	2002
Accrued property taxes	$1,154,993	$660,010
Accrued management and franchise fees	338,887	325,222
Other accrued expenses	90,152	284,056

	$1,584,032	$1,269,288

NOTE 9 – COMMITMENTS

The Company entered into a Project Agreement with the Department of Metropolitan Development of the Consolidated City of Indianapolis (the City) on June 23, 1999. Under the terms of the agreement, the Company agreed to develop a 615-room convention center hotel adjacent to the Indianapolis Convention Center. The City agreed to fund $23 million of the hotel construction costs and to build skybridges connecting the hotel to the convention center and to a state parking garage. The costs funded by the City are not included in the Company’s hotel construction costs.

The Company leases the land on which the hotel is located. The lease term commenced June 23, 1999 and is for 100 years, with two 25-year renewal options. Rent is $1 per year. The Company is also responsible for real estate taxes. As part of the lease agreement, the Company agreed to operate the property as a full-service hotel with a national franchise affiliation for a period of thirty years.

NOTE 10 – SUBSEQUENT EVENT

On December 17, 2003, the Company entered into an agreement with LaSalle Hotel Operating Partnership, L.P. (Purchaser) to sell the hotel and its operations for an amount in excess of its carrying value. The agreement, as amended January 16, 2004, is contingent upon the Purchaser being able to satisfy certain closing conditions. If these conditions are met, the sale is expected to close in the first quarter of 2004.

(b) Pro Forma Financial Information

Unaudited Pro Forma Combined Financial Information

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2003 is presented as if the acquisition of the Indianapolis Marriott Downtown occurred on December 31, 2003.

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. In management’s opinion, all adjustments necessary to reflect the effects of the acquisition of the Indianapolis Marriott Downtown have been made.

The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been assuming such transaction had been completed as of December 31, 2003, nor is it indicative of future financial positions of the Company.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Balance Sheet

As of December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

	(A) Historical	(B) Indianapolis Marriott Downtown	Pro Forma
Assets:
Investment in hotel properties, net	$595,976	$106,118	$702,094
Property under development	14,743	—	14,743
Investment in joint venture	3,488	—	3,488
Cash and cash equivalents	34,761	60	34,821
Restricted cash reserves	21,988	—	21,988
Rent receivable	2,116	—	2,116
Notes receivable	483	—	483
Hotel receivables (net of allowance for doubtful accounts of approximately $261)	10,593	52	10,645
Deferred financing costs, net	4,195	—	4,195
Deferred tax asset	10,424	—	10,424
Prepaid expenses and other assets	9,102	185	9,287
Assets sold, net	35	—	35

Total assets	$707,904	$106,415	$814,319

Liabilities and Shareholders’ Equity:
Borrowings under credit facilities	$—	$106,118	$106,118
Bonds payable	42,500	—	42,500
Mortgage loans (including $2,015 unamortized premium)	187,157	—	187,157
Accounts payable and accrued expenses	26,842	297	27,139
Advance deposits	3,202	—	3,202
Accrued interest	705	—	705
Distributions payable	4,853	—	4,853
Liabilities of assets sold	61	—	61

Total liabilities	265,320	106,415	371,735
Minority interest in LaSalle Hotel Operating Partnership, L.P.	5,721	—	5,721
Minority interest in other partnerships	10	—	10
Commitments and contingencies	—	—	—
Shareholders’ Equity:
Preferred shares, $.01 par value, 20,000,000 shares authorized, 10 1/4 % Series A - 3,991,900 shares issued and outstanding at December 31, 2003	40	—	40
8 3/8 % Series B - 1,100,000 shares issued and outstanding at December 31, 2003	11	—	11
Common shares of beneficial interest, $.01 par value, 100,000,000 shares authorized, 24,140,855 shares issued and outstanding at December 31, 2003	241	—	241
Additional paid-in capital, including offering costs of $28,461 at December 31, 2003	485,724	—	485,724
Deferred compensation	(3,394)	—	(3,394)
Distributions in excess of retained earnings	(45,769)	—	(45,769)

Total shareholders’ equity	436,853	—	436,853

Total liabilities and shareholders’ equity	$707,904	$106,415	$814,319

See notes to pro forma consolidated balance sheet.

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Balance Sheet

As of December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the audited Balance Sheet of the Company as of December 31, 2003 as filed on Form 10-K.

(B)	Represents the purchase of the Indianapolis Marriott Downtown as if it had occurred on December 31, 2003 for $106,000 plus transaction expenses of approximately $118. The source of the funding for the acquisition was the Company’s senior unsecured credit facility.

The following are the detailed balances comprising of:

Building and improvements	$96,239
Furniture and equipment	9,879

Investment in Indianapolis Marriott Downtown	$106,118

Prepaid maintenance	$106
Prepaid other	79

Prepaid expenses and other assets	$185

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003 is presented as if the following acquisitions had been consummated and leased as of January 1, 2003.

•	Lansdowne Resort

•	Hotel George

•	Indianapolis Marriott Downtown

This pro forma consolidated statement should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, the audited Financial Statements of Convention Hotel Partners, LLC included herein, and with the Company’s prior filings under form 8-K/A dated June 20, 2003 related to the Lansdowne Resort acquisition, and form 8-K/A dated September 18, 2003 related to the Hotel George acquisition. In management’s opinion, all adjustments necessary to reflect the effects of the acquisitions have been made.

The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 2003, nor is it indicative of the results of operations for future periods.

LASALLE HOTEL PROPERTIES

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

		Pro Forma Adjustments
	(A)	(B)	(C)	(D)
	Historical	Acquisitions of Hotel Properties	Acquisition Interest Expense	Acquisition Income Tax Expense/ Minority Interest	Pro Forma
Revenues:
Hotel operating revenues:
Room revenue	$101,223	$31,566	$—	$—	$132,789
Food and beverage revenue	60,963	19,834	—	—	80,797
Other operating department revenue	17,257	8,265	—	—	25,522
Participating lease revenue	21,284	—	—	—	21,284
Interest income	340	—	—	—	340
Other income	919	—	—	—	919

Total revenues	201,986	59,665	—	—	261,651

Expenses:
Hotel operating expenses:
Room	27,078	7,455	—	—	34,533
Food and beverage	43,694	13,888	—	—	57,582
Other direct	9,689	5,012	—	—	14,701
Other indirect	52,659	14,933	—	—	67,592
Depreciation and other amortization	33,188	7,364	—	—	40,552
Real estate taxes, personal property taxes and insurance	9,757	2,289	—	—	12,046
Ground rent	3,561	—	—	—	3,561
General and administrative	7,335	92	—	—	7,427
Interest	12,651	1,883	5,319	—	19,853
Amortization of deferred financing costs	2,399	—	—	—	2,399
Impairment of investment in hotel property	2,453	—	—	—	2,453
Lease termination, advisory transition, subsidiary purchase and contingent lease termination expense	10	—	—	—	10
Other expenses	251	—	—	—	251

Total expenses	204,725	52,916	5,319	—	262,960

Income (loss) before income tax benefit, minority interest, equity in earnings of unconsolidated entities and discontinued operations	(2,739)	6,749	(5,319)	—	(1,309)
Income tax benefit (expense)	5,482	(62)	—	(753)	4,667

Income (loss) before minority interest, equity in earnings of unconsolidated entities and discontinued operations	2,743	6,687	(5,319)	(753)	3,358
Minority interest in LaSalle Hotel Operating Partnership, L.P.	(63)	—	—	(13)	(76)

Income (loss) before equity in earnings of unconsolidated entities and discontinued operations	2,680	6,687	(5,319)	(766)	3,282
Equity in earnings of unconsolidated entities	304	—	—	—	304

Income (loss) before discontinued operations	2,984	6,687	(5,319)	(766)	3,586
Discontinued operations:			—	—
Loss from operations of property disposed of	(209)	—	—	—	(209)
Gain on sale of property dispositions, net of losses	36,662	—	—	—	36,662
Minority interest	(756)	—	—	—	(756)
Income tax benefit	160	—	—	—	160

Net income from discontinued operations	35,857	—	—	—	35,857
Net income (loss)	38,841	6,687	(5,319)	(766)	39,443
Distributions to preferred shareholders	(10,805)	—	—	—	(10,805)

Net income (loss) applicable to common shareholders	$28,036	$6,687	$(5,319)	$(766)	$28,638

See notes to pro forma consolidated statement of operations.

Earnings per Common Share - Basic:
Loss applicable to common shareholders before discontinued operations and after dividends paid on unvested restricted shares	$(0.40)	$(0.37)
Discontinued operations	1.79	1.79

Net income applicable to common shareholders after dividends paid on unvested restricted shares	$1.39	$1.42

Earnings per Common Share - Diluted:
Loss applicable to common shareholders before discontinued operations	$(0.38)	$(0.35)
Discontinued operations	1.75	1.75

Net income applicable to common shareholders	$1.37	$1.40

Weighted average number common shares outstanding:
Basic	20,030,723	20,030,723
Diluted	20,487,406	20,487,406

See notes to pro forma consolidated statement of operations.

LASALLE HOTEL PROPERTIES

Notes and Management’s Assumptions to the

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2003

(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the audited income statement of the Company for the year ended December 31, 2003 as filed on Form 10-K.

(B)	Pro forma net income for the Indianapolis Marriott downtown acquisition is presented for the year ended December 31, 2003. Pro forma net income for the Lansdowne Resort and the Hotel George acquisitions are presented from January 1, 2003 to the respective acquisition dates. Results of operations for the Lansdowne Resort and the Hotel George subsequent to the acquisition dates are reflected in the historical consolidated statement of operations for the year ended December 31, 2003. Pro forma net income from acquisitions of hotel properties are as follows:

	Lansdowne Resort	Hotel George	Indianapolis Marriott Downtown	Total
Historical net income (1)	$2,367	$695	$3,370	$6,432
Adjustments to historical net income:
Add: Depreciation (2)	—	580	4,981	5,561
Amortization (2)	—	166	156	322
Interest expense (3)	—	355	1,897	2,252
Management fee expense (4)	—	—	200	200
Recognition of golf membership fees (5)	403	—	—	403
Other (6)	792	—	—	792
Less: Depreciation on acquisition cost basis (7)	(1,545)	(635)	(5,184)	(7,364)
Interest expense (3)	(1,883)	—	—	(1,883)
Property insurance (8)	—	(28)	—	(28)

Pro forma net income from acquisitions of hotel properties	$134	$1,133	$5,420	$6,687

(1)	Represents historical net income and the hotel operations of Convention Hotel Partners, L.L.C., the Seller of the Indianapolis Marriott Downtown, and of the prior owners of the Lansdowne Resort and the Hotel George (together the “Sellers”). Indianapolis Marriott Downtown historical net income is based on the audited financial statements for the year ended December 31, 2003. Historical net income for the Lansdowne Resort and the Hotel George are based on the Company’s pro rata share of historical net income reflected in the hotel operating statements for the six months ended June 30, 2003 and the nine months ended September 30, 2003, respectively.

(2)	Adjustment for historical depreciation basis and amortization of deferred loan costs included in 2003 historical net income of the Hotel George and the Indianapolis Marriott Downtown. The Company has included its estimate of depreciation in the net income from hotel operations, based on the purchase price allocation of each acquired hotel (see (7) below). Depreciation and amortization are not included in the 2003 historical net income for the Lansdowne Resort, and therefore no adjustment is necessary.

(3)	Adjustment for interest expense on the respective Seller’s mortgage notes included in 2003 historical net income for the Hotel George and the Indianapolis Marriott Downtown. The Company did not assume the mortgage notes for these properties. The Company assumed the outstanding mortgage note on the Lansdowne Resort, which interest is not included in the Lansdowne Resort 2003 historical net income. The adjustment for the Lansdowne Resort interest expense represents the Company’s pro rata share of interest on the assumed mortgage note from January 1, 2003 to the acquisition date.

(4)	Adjustment for incentive management fee expense for the Indianapolis Marriott Downtown included in 2003 historical net income. The Company entered into a new management agreement with White Lodging Services Corporation with a revised incentive management fee structure, which would have resulted in no incentive management fee for 2003. Management fees for the Lansdowne Resort and the Hotel George included in 2003 historical net income of the respective Sellers are comparable to what the Company would have incurred and therefore no adjustment is deemed necessary.

(5)	Adjustment to reflect the Company’s policy of recognizing the revenue associated with the Lansdowne Resort golf memberships over an estimated 6-year membership life. The $403 is classified as other operating department revenue on the accompanying pro forma consolidated statement of operations.

(6)	Adjustment for the asset management fee paid by the Lansdowne Resort Seller to its related affiliate included in 2003 historical net income, which will not be incurred by the Company subsequent to the acquisition.

(7)	Represents full year depreciation for the Indianapolis Marriott Downtown, and pro rata depreciation for the Lansdowne Resort and the Hotel George, based on the purchase price allocation of the operating real and personal property of the acquired hotels. Depreciation is computed using the straight-line method and is based upon the estimated useful life of thirty years for building and improvements and five years for furniture and equipment. The portion of the cumulative depreciable basis for the Indianapolis Marriott Downtown allocated to building and improvements and furniture and equipment is $96,239 and $9,879, resulting in depreciation of $3,208 and $1,976, respectively.

(8)	Adjustment for the Company’s internal estimate of the additional pro rata cost of insuring the replacement value of the Hotel George. Property insurance for the Lansdowne Resort and the Indianapolis Marriott Downtown included in 2003 historical net income of the respective Sellers are comparable to what the Company would have incurred and therefore no adjustment is deemed necessary.

(C)	Represents the Company’s estimated full year interest expense for the Indianapolis Marriott Downtown, and the pro rata interest expense for the Lansdowne Resort and the Hotel George, on borrowings under the Company’s senior unsecured credit facility to finance the acquisitions in the amount of $962, $642 and $3,715 on borrowings of $55,568, $24,446 and $106,118, respectively. The amount borrowed for the Lansdowne Resort purchase represents a partial funding of the acquisition. The Company assumed the outstanding mortgage note on the Lansdowne Resort, and the related interest expense is reflected in the Lansdowne Resort 2003 historical net income. Interest expense on the borrowings under the Company’s senior unsecured credit facility is based on the Company’s weighted average interest rate for the respective periods of approximately 3.8%, and is net of estimated unused commitment fees of $106, $70 and $403 for the Lansdowne Resort, the Hotel George and the Indianapolis Marriott Downtown, respectively.

(D)	Represents the expected full year income tax expense and minority interest effect from the Indianapolis Marriott Downtown acquisition, and the pro rata income tax expense and minority interest effect from the Lansdowne Resort and the Hotel George acquisitions. The income tax expense is expected to be realized by LaSalle Hotel Lessee, Inc. (“LHL”), a wholly owned subsidiary of the Company assuming the hotels had been leased to LHL as of January 1, 2003 and is calculated as follows:

	Lansdowne Resort	Hotel George	Indianapolis Marriott Downtown	Total
Pro forma net income from acquisitions of hotel properties	$134	$1,133	$5,420	$6,687
Add: Depreciation	1,545	635	5,184	7,364
Real estate taxes, personal property taxes and insurance	597	267	1,425	2,289
Interest expense on assumed mortgage loan	1,883	—	—	1,883
General and administrative	—	43	—	43
Local franchise income tax	—	62	—	62
Less: Participating lease expense (1)	(3,779)	(1,500)	(11,237)	(16,516)

LHL net income from hotel operations	380	640	792	1,812
LHL estimated combined 2003 tax rate	41.5%	41.5%	41.5%	41.5%

Income tax expense	$158	$266	$329	$753

(1)	The 2003 participating lease expense is based on the Company’s internal estimates and is eliminated in consolidation. The LHL participating lease expense is presented solely to calculate LHL taxable income and consequently, the income tax expense.

The cumulative minority interest effect of the hotel acquisitions is calculated by using the Company’s 2003 weighted average minority interest percentage of 2.1% as follows:

	Lansdowne Resort	Hotel George	Indianapolis Marriott Downtown	Total
Pro forma net income from acquisitions of hotel properties	$134	$1,133	$5,420	$6,687
Less: Acquisition interest expense	(962)	(642)	(3,715)	(5,319)
Income tax expense	(158)	(266)	(329)	(753)

Net income (loss) before minority interest	(986)	225	1,376	615
Weighted average minority interest percentage	2.1%	2.1%	2.1%	2.1%

Minority interest	(20)	5	28	13

Total income tax expense and minority interest effect	$138	$271	$357	$766

Funds From Operations and EBITDA

The Company considers funds from operations (“FFO”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) to be key measures of the Company’s performance and should be considered along with, but not as alternatives to, net income as a measure of the Company’s operating performance and liquidity. The Company believes that FFO and EBITDA are helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, they provide investors with an indication of the ability of an equity REIT to incur and service debt, to make capital expenditures and to fund other cash needs. The White Paper on FFO approved by the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002 defines FFO as net income or loss (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains or losses from debt restructuring, sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and after comparable adjustments for the Company’s portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. FFO and EBITDA do not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. FFO and EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.

The following is a reconciliation between net income applicable to common shareholders and FFO for the year ended December 31, 2003, presented on an historical and pro forma basis (in thousands, except share data):

	Historical	Pro Forma
Funds From Operations (FFO):
Net income applicable to common shareholders	$28,036	$28,638
Depreciation	33,582	40,946
Equity in depreciation of joint venture	1,019	1,019
Amortization of deferred lease costs	50	50
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	63	76
Minority interest in discontinued operations	756	756
Net gain on sale of properties disposed of	(36,662)	(36,662)

FFO	$26,844	$34,823

Weighted average number of common shares and units outstanding:
Basic	20,455,409	20,455,409
Diluted	20,912,092	20,912,092

The following is a reconciliation between net income applicable to common shareholders and EBITDA for the year ended December 31, 2003, presented on an historical and pro forma basis (in thousands):

	Historical	Pro Forma
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income applicable to common shareholders	$28,036	$28,638
Interest	14,331	21,533
Equity in interest expense of joint venture	590	590
Income tax benefit:
Income tax benefit	(5,482)	(4,667)
Income tax benefit from discontinued operations	(160)	(160)
Depreciation and other amortization	33,702	41,066
Equity in depreciation/amortization of joint venture	1,130	1,130
Amortization of deferred financing costs	3,511	3,511
Minority interest:
Minority interest in LaSalle Hotel Operating Partnership, L.P.	63	76
Minority interest in discontinued operations	756	756
Distributions to preferred shareholders	10,805	10,805

EBITDA	$87,282	$103,278

(c) Exhibits

The following exhibits are included with this Report:

Exhibit 2.1	Purchase and Sale Agreement dated as of December 17, 2003, by and between Convention Hotel Partners, LLC, an Indiana limited liability company, and LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership.

Exhibit 2.2	First Amendment to Purchase and Sale Agreement dated as of January 16, 2004, by and between Convention Hotel Partners, LLC, an Indiana limited liability company, and LHO Indianapolis Hotel One, L.L.C., a Delaware limited liability company.

Exhibit 23.1	Consent of Crowe Chizek and Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: March 3, 2004	BY:	/s/ HANS S. WEGER

Hans S. Weger
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement dated as of December 17, 2003, by and between Convention Hotel Partners, LLC, an Indiana limited liability company, and LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership.

2.2	First Amendment to Purchase and Sale Agreement dated as of January 16, 2004, by and between Convention Hotel Partners, LLC, an Indiana limited liability company, and LHO Indianapolis Hotel One, L.L.C., a Delaware limited liability company.

23.1	Consent of Crowe Chizek and Company LLC